Vuong Trieu

4003 Jim Bowie

Agoura Hills, CA 91301

November 15, 2016

Marina Biotech, Inc.

P.O. Box 1559

Bothell, WA 98041

Re: Line Letter

Dear Sirs:

Vuong Trieu (the “Lender”), hereby offers to Marina Biotech, Inc., a Delaware corporation (the “Borrower”), an unsecured line of credit (the “Line”) in an amount not to exceed $540,000 (such amount, the “Maximum Amount”). The proceeds of all advances under the Line will be used for current operating expenses of the Borrower, including the payment of the premium for the annual continuation of the Borrower’s D&O liability insurance. At the request of Lender, the Borrower shall inform the Lender of the intended use of proceeds of any advance under the Line.

The Lender will respond promptly to any request for credit the Borrower may make. The Lender shall have the right at any time for any reason in its sole and absolute discretion to terminate the Line or reduce the Maximum Amount without notice to the Borrower or any other person. Notice of any such termination or reduction shall be effective immediately and shall permanently terminate or reduce, as the case may be, the Maximum Amount then in effect. Notwithstanding the foregoing: (i) in the absence of a default by Borrower hereunder, the Lender will not demand the repayment of any outstanding advance under the Line from the Borrower except upon thirty business days’ notice; and (ii) Lender hereby agrees that it shall not demand the repayment of any advances that have been made by the Lender to the Borrower hereunder prior to the earlier of: (x) the six (6) month anniversary of the date of this letter; and (ii) the date on which the Borrower (A) makes a general assignment for the benefit of its creditors, (B) applies for or consents to the appointment of a receiver, a custodian, a trustee or liquidator of all or a substantial part of its assets or (z) ceases operations.

Any credit which the Lender may extend will be on such terms and conditions and will bear interest at the rate stated in the promissory note (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), substantially in the form of Exhibit I attached hereto.

The Lender will consider requests for advances under the Line until April 30, 2017, unless this discretionary line is earlier terminated by the Borrower or the Lender. This line of credit is issued subject to the Lender in its sole discretion continuing to be satisfied with the Borrower’s prospects, and the Borrower’s maintenance of a satisfactory relationship with the Lender.

This letter is for the benefit of the Borrower only and is not to be shown to, or relied upon by, third parties. This letter constitutes the entire understanding between the Borrower and the Lender on this subject and supersedes all prior discussions.

This letter is the “Line Letter” referred to in the Note. This letter may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

At the end of the six months or exhaustion of the Line, the Lender shall have the right, exercisable by delivery of written notice thereof to the Borrower (the “Election Notice”), to either: (i) receive repayment for the entire unpaid principal amount of the Line and the accrued and unpaid interest thereon on the date of the delivery of the Election Notice or (ii) convert the entire unpaid principal amount of the Line and the accrued and unpaid interest thereon into such number of shares of the Borrower’s common stock as is equal to (x) the entire unpaid principal amount of the Line and the accrued and unpaid interest thereon on the date of the delivery of the Election Notice by (y) the closing price of the Borrower’s common stock on the date of this letter (such price, the “Conversion Price”, and the number of shares of common stock to be issued pursuant to the foregoing formula, the “Conversion Shares”); provided, that in no event shall the Conversion Price be lower than the lower of (x) $0.28 per share (as adjusted for stock splits occurring following the date of this letter) or (y) the lowest exercise price of any securities of the Borrower that have been issued by the Borrower in a capital raising transaction (and that would otherwise reduce the exercise price of any other outstanding warrants issued by the Borrower) during the period between the date of this letter and the date of the delivery of the Election Notice.

The Borrower shall, within thirty (30) days following the later of (x) the delivery of an Election Notice requesting the conversion of the Line into Conversion Shares and (y) the date on which the Borrower files with the Securities and Exchange Commission (the “Commission”) the audited financial statements (including pro forma financial statements) that are required to be filed by the Borrower pursuant to Regulation S-X under the Securities Act of 1933, as amended, as a result of the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of even date herewith between and among the Borrower, Ithena Acquisition Corporation, IthenaPharma Inc. and Vuong Trieu as the representative of IthenaPharma Inc. (such financial statements, the “Required Financial Statements”), file with the Commission a registration statement to register the resale of the Conversion Shares by the Lender on such form as the Borrower is eligible to use for such registration, and shall use its best efforts to cause such registration statement to be declared effective by the Commission within sixty (60) days of the filing thereof. The Borrower shall use commercially reasonable efforts to keep such registration statement effective at all times and available for use by the Lender until the earlier of the time at which: (i) the Lender does not hold any Conversion Shares; or (ii) all of the Conversion Shares are eligible for resale under Rule 144. The Borrower shall use commercially reasonable efforts to cause the filing of the Required Financial Statements as soon as reasonably practicable following the date hereof, but in no event later than seventy-five (75) days following the date hereof.

The Lender acknowledges that the Conversion Shares constitute unregistered securities issued by the Borrower, and that the issuance of the Conversion Shares by the Borrower is restricted under state and federal securities laws, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Lender agrees that it shall not sell the Conversion Shares (or any part thereof) unless the Conversion Shares have been registered under the Securities Act, or unless such sale is permitted under, and is effected in compliance with, an exemption from registration contained in applicable state and federal securities laws, including Rule 144 promulgated under the Securities Act (as such rule may be amended from time to time). The Lender hereby represents and warrants to the Borrower that it: (i) is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act; (ii) has the requisite power and authority to enter into and to perform its obligations under this letter; (iii) can bear the risk of losing its entire investment in the Conversion Shares; (iv) is acquiring the Conversion Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; (v) understands that the Conversion Shares are being issued to it pursuant to an exemption from registration, based in part upon the Borrower’s reliance upon the statements and representations made by the Lender in this letter; (vi) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the acquisition of the Conversion Shares; (vii) has been given the opportunity to ask questions of, and receive answers from, the Borrower concerning the Conversion Shares and the business of the Borrower, and to obtain such additional information as the Lender deemed necessary in connection with the transactions contemplated by this letter; and (viii) the Lender is not subject to the “bad actor” disqualification provisions set forth in Rule 506(d) of Regulation D promulgated under the Securities Act.

Please acknowledge your understanding of the above by signing and returning the enclosed copy of this letter.

Very truly yours,

By:	/s/ Vuong Trieu
Name:	Vuong Trieu

ACKNOWLEDGED AND AGREED AS
OF THE DATE FIRST ABOVE WRITTEN:

MARINA BIOTECH, INC.

By:	/s/ Joseph W. Ramelli
Name:	Joseph W. Ramelli
Title:	Interim CEO

EXHIBIT I

Form of Note